UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2013 (May 29, 2013)

Newcastle Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

001-31458	81-0559116
(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 798-6100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2013, Mr. Jonathan Brown, 46, was appointed Interim Chief Financial Officer, Principal Accounting Officer and Treasurer of Newcastle Investment Corp. (“Newcastle” or the “Company”). Mr. Brown has been actively involved with Newcastle since its inception and has been working in accounting and finance for over 20 years.

Mr. Brown joined Newcastle’s manager, an affiliate of Fortress Investment Group (“Fortress”), in 1999, and is Chief Accounting Officer of Fortress. Mr. Brown is also the Chief Accounting Officer of New Residential Investment Corp., a former subsidiary of Newcastle that was established as an independent company in a spin-off transaction completed in May 2013.

Prior to joining Fortress, Mr. Brown was the controller of Wellsford Real Properties Inc., a real estate merchant banking firm, from 1997 to 1999 and of Wellsford Residential Property Trust, a real estate investment trust, from 1994 to 1997. From 1988 to 1994, he was with Kenneth Leventhal & Co., a public accounting firm which later merged with Ernst & Young LLP, leaving as a manager focused on real estate and related financial products. Mr. Brown received a Bachelor of Science in Accounting from New York University.

The Company’s officers are appointed annually by the Board of Directors. There is no arrangement or understanding between Mr. Brown and any other person pursuant to which he was appointed as an officer of Newcastle. There are also no family relationships between Mr. Brown and any director or executive officer of the Company.

The Company’s officers are not employees of the Company and do not receive direct cash compensation for services rendered to the Company. Rather, they are employees of the Company’s manager and are compensated by the manager for their services to the Company as well as other entities affiliated with the manager. The manager has informed the Company that, because the services performed by the individuals who serve as officers of the Company are not performed exclusively for the Company, the manager cannot segregate and identify that portion of compensation awarded to, earned by or paid to the Company’s officers, including Mr. Brown, that relates solely to his services to the Company. Outside of the fees and compensation paid to the manager by the Company, Mr. Brown did not have any direct or indirect material interests in any transaction with the Company or in any currently proposed transaction to which the Company is a party. Effective as of May 29, 2013, Mr. Brian Sigman resigned as Chief Financial Officer, Principal Accounting Officer and Treasurer of the Company to pursue a new professional opportunity.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWCASTLE INVESTMENT CORP.
(Registrant)

/s/ Kenneth M. Riis
Kenneth M. Riis
Chief Executive Officer and President

Date: June 3, 2013

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